EXHIBIT 23-14

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated January 24, 2001 appearing in this Annual Report on Form 10-K of DTE Energy Company and The Detroit Edison Company for the year ended December 31, 2000 in the following registration statements:

Form	Registration Number

DTE Energy Company

Form S-3	33-57545

Form S-4	333-89175

Form S-8	333-00023

The Detroit Edison Company

Form S-3	33-53207

Form S-3	33-64296

Form S-3	333-65765

Deloitte & Touche LLP

Detroit, Michigan
March 1, 2001